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                                                                    Exhibit 10.2



THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IS A "RESTRICTED SECURITY" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE NOTE MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144 OR ANOTHER EXEMPTION FROM THE ACT.

                           PRINCETON VIDEO IMAGE, INC.
                           CONVERTIBLE PROMISSORY NOTE

$5,000,000                                             Lawrenceville, New Jersey
                                                                   June 25, 2002

      1. Obligation. Princeton Video Image, Inc., a Delaware corporation (the "Maker"), promises to pay to the order of PVI Holding, LLC, a Delaware limited liability company (the "Payee"), the principal sum of Five Million Dollars ($5,000,000), plus interest at the rate specified herein. The unpaid principal from time to time outstanding shall bear interest prior to maturity at an annual rate of interest equal to 10% per annum. Interest hereon shall be compounded semi-annually based on the actual number of days elapsed.

      2. Maturity Date. The unpaid principal balance of this Convertible Note and all accrued interest thereon (together, the "Convertible Debt") shall be due and payable in arrears in full on March 31, 2003 (the "Maturity Date").

      3. Conversion.

            (a) By Payee. Upon the terms set forth in this Section 3(a), Payee shall have the right, at its option, at any time prior to Maker's conversion pursuant to Section 3(b) below or repayment of this Convertible Note, to convert the Convertible Debt, in whole or in part, into the number of fully paid and nonassessable shares of Maker's common stock equal to the quotient obtained by dividing the Convertible Debt by the Conversion Price (as defined below). Payee may exercise the conversion right pursuant to Section 3(a) by delivering to Maker, at the address set forth below, written notice stating that Payee elects to convert the Convertible Debt and stating the name or names (with address) in which the certificate or certificates for the shares of common stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made (the "Effective Date"). As promptly as practicable thereafter, Maker shall issue and deliver to Payee, to the place designated by Payee, a certificate or certificates for the number of full shares of common stock to which Payee is entitled and cash in payment of the portion of the Convertible Debt represented by any fractional interest in a share of common stock and a new convertible promissory note representing any portion of this Convertible Note not so converted. The person in whose name the certificate or certificates for common stock are to be issued shall be deemed to have become a holder of record of such common stock on the Effective Date unless the transfer books of Maker are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on
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which the transfer books are open, but the Conversion Price shall be that in effect on the Effective Date. As promptly as practicable following the Effective Date, and upon receipt of an new convertible note, if applicable, Payee shall deliver to Maker this Convertible Note marked "Cancelled", provided, however, that this Convertible Note shall be deemed cancelled and the Convertible Debt shall cease to be outstanding as of the Effective Date, whether or not this Convertible Note has been actually delivered to the Maker.

      (b) By Maker. Upon the terms set forth in this Section 3(b), Maker shall have the right, at any time following the first date after the date hereof and prior to the Maturity Date on which it has consummated the sale or sales of shares of its common stock resulting in aggregate cash proceeds to the Maker of at least ten million dollars ($10,000,000), determined on the basis of an appropriate allocation of consideration paid by the purchasers of such common stock between the common stock and other benefits (as such allocation is determined and reported in Maker's financial statements in consultation with Maker's outside auditors), to convert all or part of the Convertible Debt into the number of fully paid and nonassessable shares of Maker's common stock equal to the quotient obtained by dividing that portion of the Convertible Debt to be converted by the Conversion Price. If Maker elects to convert the Convertible Debt into shares of common stock pursuant to this Section 3(b), it shall send notice of such conversion to Payee. Such notice shall specify the effective date of conversion (the "Mandatory Conversion Date"). Following the Mandatory Conversion Date, Maker shall issue and deliver to Payee, to the place designated by Payee, a certificate or certificates for the number of full shares of common stock to which Payee is entitled, and cash in payment of the portion of the Convertible Debt represented by any fractional interest in a share of common stock and a new convertible promissory note representing any portion of this Convertible Note not so converted. Payee shall be deemed to have become a holder of record of such common stock on the Mandatory Conversion Date and upon receipt of a new convertible note, if applicable. As promptly as practicable following the Mandatory Conversion Date, and upon receipt of a new convertible promissory note, if applicable, Payee shall deliver to Maker this Convertible Note marked "Cancelled;" provided, however that this Convertible Note shall be deemed cancelled and the Convertible Debt shall cease to be outstanding as of the Mandatory Conversion Date, whether or not this Convertible Note has been actually delivered to Maker. If the Maker determines that approval by its stockholders of the issuance of common stock upon conversion of the Convertible Debt under this Section 3(b) is required pursuant to applicable rules of the Nasdaq Stock Market (e.g., because such conversion would result in the issuance of more than 3,684,494 shares at a price of less than $0.89 per share) or pursuant to applicable law, it will promptly seek such approval and will not exercise its rights under Section 3(b) hereof prior to such approval. Notwithstanding the foregoing, no failure to receive such approval prior to the Maturity Date of this Convertible Note or any other event shall extend or otherwise modify such Maturity Date.


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      (c) Conversion Price; Adjustment.

            (i) As used herein, "Conversion Price" shall mean $2.50, as adjusted from time to time pursuant to the provisions hereof.

            (ii) Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Conversion Price then in effect shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of common stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Conversion Price. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any subsequent Extraordinary Common Stock Event or Events. As used herein, the term "Extraordinary Common Stock Event" shall mean (A) a subdivision of outstanding shares of common stock into a greater number of shares of common stock (i.e., a stock split), (B) a combination of outstanding shares of common stock into a smaller number of shares of common stock (i.e., a reverse stock split) or (C) the payment of a dividend in shares of common stock.

            (iii) For purposes of conversion pursuant to Section 3(b) hereof only, if the per share aggregate weighted average price (the "Sale Price") of all shares of Maker's common stock sold or issued (exclusive of shares of common stock issued upon the exercise of options, warrants or other rights to acquire common stock which are outstanding on the date hereof) by Maker after the date hereof and prior to the Mandatory Conversion Date, determined on the basis of an appropriate allocation of consideration paid by the purchasers of such common stock between the common stock and other benefits (as such allocation is determined and reported in Maker's financial statements in consultation with Maker's outside auditors), if any, purchased in such transaction is less than One Dollar ($1.00), the Conversion Price shall be the Sale Price.

      (d) Capital Reorganization or Merger. In the event of any capital reorganization of Maker, any reclassification of the stock of Maker (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of Maker, the Convertible Debt shall, after such reorganization, reclassification, consolidation, or merger, be convertible into the kind and number of shares of stock or other securities or property of Maker or of the entity resulting from such consolidation or surviving such merger to which Payee would have been entitled had the Convertible Debt been converted (immediately prior to the time of such reorganization, reclassification, consolidation or merger). The provisions of this Section 3(d) shall similarly apply to successive, reorganizations, reclassifications, consolidations or mergers. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3(d) with respect to the rights of Payee after the capital reorganization to the end that the provisions of this Section 3(d) (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Convertible Debt) shall be applicable after that event and be as nearly equivalent as practicable.


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            (e) Notice. If Maker shall propose to take any action of the types described in Sections 3(c) or 3(d) above, Maker shall give notice to Payee which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Convertible Debt. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten (10) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

            (f) Reservation of Common Stock. Maker shall reserve, and at all times from and after the date hereof keep reserved, free from preemptive rights, out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the Convertible Debt, sufficient number of shares of common stock to provide for the conversion of the Convertible Debt pursuant to Section 3(a) hereof.

      4. Prepayment. Maker may prepay the Convertible Debt, in whole or in part, without premium or penalty of any kind, at any time. Such prepayments shall be applied to principal or interest at the election of Maker.

      5. Event of Default.

            (a) The occurrence of any of the following (whatever the reason for such occurrence and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any government body) shall constitute an "Event of Default" under this Convertible Note:

            (i) The Maker fails to pay any or all of the Convertible Debt on the Maturity Date;

            (ii) The Maker fails to comply with any provision of this Convertible Note or the Note Purchase and Security Agreement, dated the date hereof, between Payee and Maker and such failure is not cured within thirty (30) days of notice of such breach, provided that if such failure cannot reasonably be cured within such thirty (30) days period, such period shall be extended for thirty (30) days so long as Maker is diligently pursuing a cure;

            (iii) The Maker commences any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect; or the Maker is adjudicated insolvent or bankrupt by a court of competent jurisdiction; or the Maker petitions or applies for, acquiesces in, or consent to, the appointment of any receiver or trustee of the Maker or for all or substantially all of its


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      property or assets; or the Maker makes an assignment for the benefit of its creditors; or the Maker admits in writing its inability to pay its debts as they mature; or

                  (iv) There is commenced against the Maker any proceeding relating to the Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect, and the proceeding remains undismissed for a period of 60 days or the Maker by any act indicates its consent to, approval of, or acquiescence in, the proceeding; or a receiver or trustee is appointed for the Maker or for all or substantially all of its property or assets, and the receivership or trusteeship remains undischarged for 60 days.

            (b) Upon an Event of Default (other than an Event of Default specified in clause (iii) or (iv) above) the Payee may, at the Payee's option and without notice, declare all of the Convertible Debt to be due and payable immediately. Upon an Event of Default specified in clause (iii) or (iv) above, the Convertible Debt shall automatically become and be due and payable immediately without notice or other action on the part of the Payee. The Payee may waive any default before or after it occurs and may restore this Convertible
Note in full effect without impairing the right to declare it due for a subsequent default.

      6. Waiver of Presentment and Notice of Dishonor. Maker and all others who may at any time be liable hereon in any capacity, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of protest, protest of this Convertible Note and other notices of any kind.

      7. Taxes and Expenses. Maker shall pay any and all taxes, duties, fees and other costs arising out of enforcing or converting this Convertible Note or that may be payable in respect of any issuance or delivery of shares of common stock or other securities issued or delivered upon conversion of this Convertible Note.

      8. Transfer. Subject to its compliance with applicable laws, Payee shall be able to offer, sell, contract to sell or otherwise dispose of this Convertible Note, provided, that such transferee agrees to be bound by the terms contained herein.

      9. Amendment. This Convertible Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought.

      10. Related Agreements. This Convertible Note is subject and entitled to all of the terms and conditions set forth in the Note Purchase and Security Agreement, dated the date hereof, between Payee and Maker.

      11. Governing Law. The validity, interpretation and enforcement of this Convertible Note, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).


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      12. Notices. All notices or other communications in connection with this
Convertible Note shall be in writing and shall be considered given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent via commercial courier or telecopier, directed, as follows or to such other address as a party may designate by notice:

            (a)   If to Payee:

                  PVI Holding, LLC
                  c/o Cablevision Systems Corporation
                  1111 Stewart Avenue
                  Bethpage, New York 11714
                  Attn: General Counsel
                  Facsimile:  (516) 803-2577

                  With copies (which shall not constitute notice) to:

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004
                  Attn: Robert W. Downes
                  Facsimile:  (212) 558-3588

                  and

                  Kramer, Levin, Naftalis & Frankel, LLP
                  919 Third Avenue
                  New York, NY 10022-3852
                  Attn: Peter A. Abruzzese
                  Facsimile:  (212) 715-8000

            (b)   If to Maker:

                  Princeton Video Image, Inc.
                  15 Princess Road
                  Lawrenceville, N.J.  08648
                  Attn: Chief Executive Officer
                  Facsimile:  (609) 912-0044

                  With a copy (which shall not constitute notice) to:

                  Smith, Stratton, Wise, Heher & Brennan, LLP
                  600 College Road East
                  Princeton, New Jersey 08540
                  Attn: Richard J. Pinto
                  Facsimile:  (609) 987-6651


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      Each party may, by notice to the other, change the address at which notices or other communications are to be given to it.


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      IN WITNESS WHEREOF, the Maker has caused this Convertible Note to be executed in its corporate name by the signature of its duly authorized officer.

                                    PRINCETON VIDEO IMAGE, INC.


                                    By: /s/ Roberto Sonabend
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